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                                                                    EXHIBIT 4(a)

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   ABLEST INC.

                                  ARTICLE FIRST
                                  -------------

         The name of the corporation is Ablest Inc.

                                 ARTICLE SECOND
                                 --------------

         The name and address of the corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware.

                                  ARTICLE THIRD
                                  -------------

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                 --------------

         The total number of shares which the corporation shall have authority to issue shall be 8,000,000, divided into two classes, namely: 500,000 shares of Preferred Stock, par value $.05 per share ("Preferred Stock"), and 7,500,000 shares of Common Stock, par value $.05 per share ("Common Stock").

         The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the corporation to establish and to designate series of the Preferred Stock and to fix the variations in the relative rights, preferences and limitations as between such series, and the relative rights, preferences and limitations of each such series, shall be as follows:

         1. Preferred Stock.
            ----------------

            (a) The Board of Directors of the corporation is authorized, subject to the limitations prescribed by law and the provisions of this Section 1 of this Article FOURTH, to provide for the issuance of the Preferred Stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, powers, rights, and preferences, and the qualifications, restrictions or limitations, of the shares of each such series. The authority of the Board of Directors of the corporation with respect to each series shall include, but not be limited to, determination of the following:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate or rates on the shares of that series and/or the method of determining such rate or rates, and whether dividends shall be cumulative and, if so, from which date or dates;



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                  (iii) whether and to what extent the shares of that series shall have voting rights in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series are not paid for a specified period of time;

                  (iv) whether the shares of that series shall be convertible into shares of stock of any other series or class, and, if so, the terms and conditions of such conversion, including the price or prices or the rate or rates of conversion and the terms of adjustment thereof;

                  (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                  (vii) the obligation, if any, of the corporation to retire shares of that series pursuant to a sinking fund; and

                  (viii) any other relative rights, preferences and limitations of the Series.

            (b) Subject to the designations, powers, rights, and preferences and the limitations, qualifications and restrictions provided pursuant to Subsection 1(a) of this Article FOURTH, each share of Preferred Stock of a series shall be of equal rank with each other share of Preferred Stock of such series.

            (c) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the Preferred Stock or any series thereof.

         2. Common Stock.
            -------------

            (a) DIVIDENDS. Subject to the express terms of the Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the Board of Directors of the corporation may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends.

            (b) VOTING. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote in any matter which is submitted to a vote of the holders of shares of Common Stock of the corporation.

            (c) LIQUIDATION. The holders of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the corporation (voluntary or involuntary) in all assets of the corporation, if any, remaining after payment in full to the holders of Preferred Stock of the preferential amounts, if any, to which they are entitled. Neither the consolidation nor the merger of



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the corporation with or into any other corporation or corporations, nor a reorganization of the corporation alone, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation for the purposes of this subparagraph (2)(c).

         3. ISSUANCE OF CAPITAL STOCK. Shares of capital stock of the corporation may be issued by the corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

                                  ARTICLE FIFTH
                                  -------------

         The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the certificate of incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

         Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of the certificate of incorporation of the corporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

         The directors, other than those who may be elected by the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the certificate of incorporation of the corporation, shall be elected annually by the holders of common stock, and each director shall hold office until his or her successor shall have been duly elected and qualified.

         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the by-laws of the corporation.

         The name and mailing address of the incorporator is as follows:

      Name                                   Mailing Address
      ----                                   ---------------

      William Appleton, Esq.                 Baker & Hostetler LLP
                                             312 Walnut Street, Suite 2650
                                             Cincinnati, Ohio  45202

                                  ARTICLE SIXTH
                                  -------------

         The corporation is to have perpetual existence.



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                                 ARTICLE SEVENTH
                                 ---------------

         In furtherance and not in limitation of the power conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation. Any adoption, amendment or repeal of the by-laws of the corporation by the board of directors shall require the approval of a majority of the directors. The stockholders may adopt, amend or repeal by-laws of the corporation only upon the affirmative vote of the holders of not less than 66-2/3% of the total number of votes entitled to be cast generally in the election of directors.

                                 ARTICLE EIGHTH
                                 --------------

         Any action required or permitted to be taken by the holders of any class or series of stock of the corporation entitled to vote generally in the election of directors may be taken only by vote at an annual or special meeting at which such action may be taken and may not be taken by written consent.

                                  ARTICLE NINTH
                                  -------------

         1. DIRECTORS' LIABILITY. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         2. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, member or agent of another corporation (including a subsidiary of the corporation) or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, trustee, member or agent or in any other capacity while serving as such, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be such a director, officer, employee, trustee, member or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in section 3 of this Article NINTH with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section 2 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final



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disposition (hereinafter an "advancement of expenses'); provided, however, that if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking").

         3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim for indemnification pursuant to this Article NINTH is not paid in full by the corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Similarly, in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or entitled to such advancement of expenses under this Article NINTH or otherwise shall be on the corporation.

         4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         5. INSURANCE. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, trustee, member or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.



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         6. INDEMNITY CONTRACTS. The corporation may enter into contracts from time to time with such of its directors, officers, agents or employees and providing for such indemnification, insurance, and advancement of expenses as the Board of Directors determines to be appropriate.

                                  ARTICLE TENTH
                                  -------------

                  The Board of Directors of the corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the corporation, to merge or consolidate the corporation with another corporation or to purchase or otherwise acquire all or substantially all of the assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to the effect that such a transaction would have on the integrity, character and quality of the corporation's operations, all other relevant factors, including, without limitation, long-term as well as short-term interests of the corporation and stockholders (including the possibility that these interests may be best served by the continued independence of the corporation), and the social, legal, and economic effects on the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, on the communities and geographical areas in which the corporation and its subsidiaries operate or are located, and on any of the businesses and properties of the corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant.

                                ARTICLE ELEVENTH
                                ----------------

                  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                                 ARTICLE TWELFTH
                                 ---------------

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision herein or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH AND TWELFTH.

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         The undersigned, being the incorporator above named for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument the 3rd day of February, 2000, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

                                           -------------------------------------
                                           William Appleton, Incorporator


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         The undersigned, being the incorporator above named for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument the 3rd day of February, 2000, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

                                           -------------------------------------
                                           William Appleton, Incorporator


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